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As filed with the Securities and Exchange Commission on October 14, 1998
                                              Registration No. 333-_____


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8

                     REGISTRATION STATEMENT
                            UNDER THE
                     SECURITIES ACT OF 1933

                     ALLEGHENY ENERGY, INC.
     (Exact Name of Registrant as Specified in Its Charter)

                            Maryland
 (State or Other Jurisdiction of Incorporation or Organization)
                           13-553-1602
             (I.R.S. Employer Identification Number)

        10435 Downsville Pike, Hagerstown, MD 21740-1766
            (Address of Principal Executive Offices)

                     Allegheny Energy, Inc.
                  1998 Long-Term Incentive Plan
                    (Full Title of the Plan)

                       Thomas K. Henderson
        10435 Downsville Pike, Hagerstown, MD 21740-1766
                         (301) 665-2703
    (Name, Address and Telephone Number of Agent for Service)

                 CALCULATION OF REGISTRATION FEE

  Title of Each       Amount to be     Proposed  Proposed     Amount
     Class of          Registered       Maximum   Maximum        of
 Securities to be                      Offering  Aggregate    Registr
    Registered                         Price Per Offering      ation
                                       Share(1)  Price (1)    Fee (1)

Common Stock of        10,000,000      $30.15625 $301,562,500  $88,961
Allegheny Energy,
Inc., par value
$1.25 per share


(1) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the price of securities of the same class.


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                             PART I


      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                        EXPLANATORY NOTE


      As permitted by Rule 428 under the Securities Act of 1933, as amended (the 'Securities Act'), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this
Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                              I-1


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                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference

      The  following  documents filed by Allegheny  Energy,  Inc.
(the "Company") are hereby incorporated by reference in this Registration Statement:

      The  Annual  Report on Form 10-K, filed by the  Company  on
March  23, 1998, pursuant to the Securities Exchange Act of  1934
(the "Exchange Act") (File No. 1-267).

      The  Current  Report on Form 8-K, filed by the  Company  on
April 2, 1998, pursuant to the Exchange Act (File No. 1-267).

      The Quarterly Report on Form 10-Q, filed by the Company  on
May 13, 1998, pursuant to the Exchange Act (File No. 1-267).

       The Quarterly Report on Form 10-Q, filed by the Company on
August 13, 1998, pursuant to the Exchange Act (File No. 1-267).

      The  Current  Report on Form 8-K, filed by the  Company  on
June 12, 1998, pursuant to the Exchange Act (File No. 1-267).

      The  Current  Report on Form 8-K, filed by the  Company  on
July 27, 1998, pursuant to the Exchange Act (File No. 1-267).

      The  Current  Report on Form 8-K, filed by the   Company on
October 7, 1998, pursuant to the Exchange Act (File No. 1-267).

      The  Current  Report on Form 8-K, filed by the  Company  on
July 30, 1998, pursuant to the Exchange Act (File No. 1-267).

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

         Not applicable.

                                  II-1


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Item 5.     Interests of Named Experts and Counsel

         Thomas  K.  Henderson  beneficially  owns  approximately
5,349 shares of the Company's common stock.

Item 6.     Indemnification of Directors and Officers

      Under Article XIII of the Articles of Incorporation of the Company, Article VI of the By-laws of the Company, and
Section 2.418 of the Corporations and Associations Article of the Annotated Code of Maryland, directors and officers are entitled to indemnification by the Company against liability which they may incur in their respective capacities as directors and officers under certain circumstances. Directors' and Officers' Liability Insurance is carried in an amount of $80,000,000 with a $500,000 corporate reimbursement.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

Exhibit No.     Description


4.1             Allegheny  Energy, Inc. 1998 Long-Term  Incentive Plan.

5.1 Opinion of Thomas K. Henderson as to newly registered Common Stock.

23.1            Consent  of  Thomas  K. Henderson  (contained  in
                Exhibit 5.1 attached hereto).

23.2            Consent of PriceWaterhouseCoopers LLP.

24.0 Power of Attorney (included on signature page of this Registration Statement on Form S-8).

Item 9.     Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

            (i)     To  include any prospectus  required  by
                    Section 10(a)(3) of the Securities Act;

                                   II-2


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            (ii)    To reflect in the prospectus any facts or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement.

            (iii)   To include any material information  with
                    respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in period reports filed by the Company pursuant to
                    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In any event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                II-3


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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on October 8, 1998.

                                  ALLEGHENY ENERGY, INC.


                                  By:  /s/ Alan J. Noia
                                  Name:    Alan J. Noia
                                  Title:   Chairman, President,
                                           Chief  Executive  Officer
                                           and Director

                                   II-4


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                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas K. Henderson and Eileen M. Beck, and each of them with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on October 8, 1998.

     Name                            Title


     /s/ Alan J. Noia
     Alan  J.  Noia                  Chairman, President,Chief Executive
                                     Officer and Director (Principal
                                     Executive Officer)

     /s/ Michael P. Morrell
     Michael   P.  Morrell           Vice-President and Chief Financial
                                     Officer (Principal Financial Officer)

     /s/ Kenneth M. Jones
     Kenneth M. Jones                Vice-President and Controller
                                     (Principal Accounting Officer)

     /s/ Eleanor Baum
     Eleanor   Baum                  Member of the Board of Directors


     /s/ William L. Bennett
     William   L.  Bennett           Member of the Board of Directors


     /s/ Wendell F. Holland
     Wendell   F.  Holland           Member of the Board of Directors


     /s/ Phillip E. Lint
     Phillip   E.  Lint              Member of the Board of Directors

                                   II-5


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     /s/ Frank A. Metz, Jr.
     Frank  A.  Metz,  Jr.           Member of the Board of Directors


     /s/ Steven H. Rice
     Steven   H.  Rice               Member of the Board of Directors


     /s/ Gunnar E. Sarsten
     Gunnar   E.  Sarsten            Member of the Board of Directors

                                 II-6


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                         INDEX TO EXHIBITS

  4.1            Allegheny  Energy,  Inc. 1998 Long-Term  Incentive
                 Plan.

  5.1            Opinion  of   Thomas  K.  Henderson  as  to  newly
                 registered Common Stock.

  23.1           Consent  of  Thomas  K.  Henderson  (contained  in
                 Exhibit 5.1 attached hereto).

  23.2           Consent of PriceWaterhouseCoopers LLP.

  24.0 Power of Attorney (included on signature page of this Registration Statement on Form S-8).